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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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[X] Soliciting Material Pursuant to Section 240.14a-12

                    meVC DRAPER FISHER JURVETSON FUND I, INC.
                               (d/b/a MVC CAPITAL)

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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                 MVC CAPITAL RESPONDS TO FEDERAL COURT DECISION
                 ----------------------------------------------

Menlo Park, CA - February 24, 2003 -- MVC Capital (NYSE:MVC), an information technology venture capital fund, today issued the following statement in response to the decision by the United States District Court for the Southern District of New York to deny MVC's motion for a preliminary injunction against Millennium Partners, L.P., Millenco, L.P., and Karpus Management, Inc. for multiple violations of federal securities law:

"We are clearly disappointed with the Court's decision. As the Court wrote in its initial opinion today, this case involves "novel and complex" issues. We pursued this litigation to protect the interests of MVC shareholders. We recognized the high hurdles that the law placed on us to obtain such relief on an urgent basis. We are reviewing the legal options available to us.

"The future of the Fund is up to MVC shareholders, and it is imperative that they vote as soon as possible. On February 21, 2003, ISS, the world's leading independent stockholder advisory organization, issued a report to its clients recommending that MVC Capital shareholders vote in favor of Management's Board of Directors candidates at MVC's upcoming Annual Meeting of Shareholders on February 28, 2003. ISS recommended that MVC Capital shareholders vote against dissident hedge fund shareholder Millenco's director nominees.

"We urge all MVC shareholders, regardless of the size of their holdings, to vote FOR the MVC candidates on the WHITE proxy card, as time is growing short. If any shareholders need assistance in voting, please contact MacKenzie Partners toll-free at 800-322-2885."

About MVC Capital

MVC Capital, a business development company, was formed to provide individual investors with the opportunity to invest in venture capital, a historically top-performing asset class previously open only to high-net-worth individuals and institutional investors. The Fund's investment objective is long-term capital appreciation from venture capital investments in information technology companies. MVC Capital utilizes both equity investing and lending to achieve its objective. Additional information on the Fund and its investments may be obtained by writing to MVC Capital, 3000 Sand Hill Road, Building One, Suite 155, Menlo Park, CA 94025, Attention: Secretary, via the website at www.mvccapital.com, or by calling (877) 474-6382.



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Contact:
     MVC Capital
     Brian Matthews, 650/926-7015 (Investors)
             or
     The Abernathy MacGregor Group (Media)
     Mike Pascale/Rhonda Barnat, 212/371-5999

STATEMENTS IN THIS ANNOUNCEMENT OTHER THAN HISTORICAL DATA AND INFORMATION CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO, RECENT CHANGES IN SENIOR MANAGEMENT, FLUCTUATIONS IN OPERATING RESULTS, MARKET CONDITIONS, CHANGES IN TECHNOLOGY, INCREASED COMPETITION AND OTHER RISKS IDENTIFIED BY MVC CAPITAL FROM TIME TO TIME IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.